Exhibit 10.20

(Translated from Hebrew)

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Branch	Account No.	Loan Series	Type of Credit (For Internal Use)	Type of Document (For Internal Use)
[***]	[***]	[***]	[***]	[***]
Customer Name	Freightos Ltd		Identity No.	[***]
Customer Name			Identity No.

Advance of Loan Agreement executed on 27.10.2022

1.	General

1.1	Application for the Loan – We, the undersigned, hereby apply to the Bank to advance a loan to us in USD (hereinafter: the “Loan Currency”) in the amount of 2,500,000 (hereinafter: the “Principal” or the “Loan Principal”) in the Loan Account in accordance with the terms and conditions that are set forth in the conditions set out in the account opening documents and any general conditions in connection with loans signed by us in connection with the account, if signed, (hereinafter jointly: the “General Conditions”) and this Application. Our signature on this Application and its delivery by us to the Bank do not obligate the Bank to advance the loan that is requested to us, as aforementioned, and the Bank will have discretion whether to grant our application for the advance of a loan, as aforementioned, fully or partially, on such terms and conditions as may be prescribed by it, or to reject it.

1.2	Advance of the Loan – If the Bank grants this Application for the advance of a loan, the advance of the Loan will be conditional upon our compliance, to the satisfaction of the Bank, with the conditions that have been, or will be, agreed between us and the Bank, including the provision of the relevant Securities. If the Bank approves our application for a loan, as aforementioned, the Bank will credit the amount of the Loan Principal to a Current Account that is held in an account in the Loan Currency (hereinafter: the “Current Account”). Only the actual crediting of the Current Account with the amount of the Loan Principal will constitute the agreement of the Bank to the grant of our application for the advance of the Loan, as stated in this Application. As from the Loan Grant Date, all of the terms and provisions of the Loan Documents will apply to the Loan, including the calculation of interest in respect of, and in connection with, the Loan (hereinabove and hereinafter: the “Loan”).

2.	Purpose of the Loan

We request the Loan for the following purpose: bridge until receipt of the proceeds from the public offering and undertake to use the Loan for this purpose only.

3.	The debiting account

We undertake to repay all of the Loan Amounts on the Agreed Repayment Dates as set forth in the Repayment Schedule and in accordance with the other terms and conditions that are set forth in the Loan Documents (select one of the following):

☒ Instruction to debit the Current Account

We hereby give the Bank an instruction to debit the Current Account for all of the Loan Amounts excluding the handling fee and, for the handling fee, the Current Account that is held in New Israeli Shekels in the Account (hereinafter, respectively: the “Debiting Account” and the “Debit Instruction”).

☐ Instruction to debit an account at the Bank that is not the Current Account

We hereby give the Bank an instruction to debit Account No.       that is held in the Loan Currency at the       branch of the Bank for all of the Loan Amounts excluding the handling fee and, for the handling fee, the Current Account that is held in New Israeli Shekels in the Account (hereinafter, respectively: the “Debiting Account” and the “Debit Instruction”).

☐ Instruction to debit an account at another Bank

We hereby give the Bank an instruction to debit Account No.       that is held at the       branch of       Bank for all of the Loan Amounts excluding the handling fee and, for the handling fee, the Current Account that is held in New Israeli Shekels in the Account (hereinafter, respectively: the “Debiting Account” and the “Debit Instruction”).

☐ Undertaking for direct repayment

We hereby undertake to repay all of the Loan Amounts, as aforesaid, directly into the Loan Account.

4.	Repayment of the Principal (select one of the following):

☐ We undertake to repay the Loan Principal in       consecutive installments starting from       and ending on the date of the expiry of the Loan Term, as set forth in the Repayment Schedule.

☒ We undertake to repay the Loan Principal in one installment the repayment date of which is 31.3.2023.

☐ We undertake to repay the Loan Principal in the number of installments and on the dates set forth in the Repayment Schedule that is attached to this Application.

5.	Interest

The Loan Principal will bear interest in accordance with the calculations of the Bank and [such interest] will be charged starting from the Loan Grant Date, as stated in this Application below, on the dates set forth in the Repayment Schedule. The interest on the Principal is as set forth below (hereinafter: the “Interest”). Unless expressly stated otherwise, the data presented below is correct as of the date of the making of this Application.

5.1	The nominal annual rate of interest as of 27.10.2022 – 9.65%.

5.2	The adjusted annual rate of interest as of 27.10.2022 – 10.676980%.[1]

5.3	Type of interest (select one of the following):

☐ Fixed.

☐ Variable, as set forth below:2

●      Base interest – The Base Rate, which, as at 27.10.2022, calculated annually, is   3.646140%.

●     Risk supplement –     6  percentage points.

●     Interest rate formula – The Base Rate plus the risk supplement, as aforesaid, calculated annually.

●     Initial interest rate – The initial interest rate will be determined in accordance with the Base Rate, whatever it may be on the Loan Grant Date.

●     Special Period – In this Application, “Special Period” means the first or last period for the determination of the rate of Interest that is shorter or longer than an Interest Update Period and that may apply in any of the following cases: if the Loan Grant Date and the [first] Interest Update Period Commencement Date are not on the same day of the month, a Special Period will commence on the Loan Grant Date and will end on the first Interest Update Period Commencement Date (not including that date); if the final repayment date on account of the later of the Principal or the Principal and Interest in accordance with this Application does not fall at the end of an Interest Update Period, a Special Period will commence at the end of the last Interest Update Period and will end on the aforementioned final repayment date (not including the final repayment date).

●     Interest update dates – The rate of Interest will be updated from time to time as from 27.10.2022 every period of 1 months (hereinafter: the “Interest Update Period”) on every relevant Interest Update Period Commencement Date in accordance with the Base Rate, whatever it may be on each such date (hereinafter: the “Updated Rate of Interest”). The Updated Rate of Interest will be in effect during the Interest Update Period following the relevant Interest Update Period Commencement Date, i.e., from the Interest Update Period Commencement Date (including that date) until the following Interest Update Period Commencement Date (not including that date) or until the last Agreed Repayment Date on account of the Loan Amounts (not including that date), whichever is earlier. The foregoing will apply, mutatis mutandis, with respect to any Special Period. Without derogating from the generality of the foregoing, the rate of Interest for a Special Period will be determined on the commencement date of the relevant Special Period in accordance with the Base Rate, whatever it may be on that date, as set forth as follows:

1 The weighted interest rate.

2 The data in this section should be completed if the Loan requested is a variable-rate loan.

▪     For a Special Period of up to one month (inclusive) – In accordance with the Base Rate that relates to the obtaining of finance for a period of one month.

▪     For a Special Period of more than one month up to three months (inclusive) – In accordance with the Base Rate that relates to the obtaining of finance for a period of three months.

▪     For a Special Period of more than three months up to six months (inclusive) – In accordance with the Base Rate that relates to the obtaining of finance for a period of six months.

▪     For a Special Period of more than six months up to twelve months (inclusive) – In accordance with the Base Rate that relates to the obtainment of finance for a period of twelve months.

●     Negative interest rate – If the Interest that is calculated by the Bank in respect of a given period is at a negative rate, no payment will be made to us in respect of any of the Loan Amounts in respect of which the Interest has been calculated at a negative rate, as aforesaid.

6.	Interest calculation period

Interest calculation period – In this Application, “Interest Calculation Period” means (select one of the following):

☒ Identical calculation periods – a period of 5 months.

The initial Interest Calculation Period will end on   30.11.2022    (not inclusive). The first or last Interest Calculation Period may be shorter or longer, in each case as set forth in the Repayment Schedule.

☐ One calculation period – The whole Term of the Loan – The period commencing on the Loan Grant Date and ending on the final Agreed Repayment Date on account of the Loan Amounts (but not including this date).

☐ Different calculation periods, as follows:

●          Until       (not inclusive) – a period of       months.

●          From       – a period of       months.

The initial Interest Calculation Period will end on       (not inclusive). The first or last Interest Calculation Period may be shorter or longer, in each case as set forth in the Repayment Schedule.

7.	Calculation of the Interest and its manner of repayment

The Interest will be calculated at the end of each Interest Calculation Period as the product of the unpaid balance of the Loan Principal, whatever it may be from time to time on each such date, and the rate of Interest, as set forth in this Application above in the section entitled “Interest” and, for a loan with a variable interest rate, taking into account the rates of Interest applying during the relevant Interest Calculation Period, as the case may be, and the precise number of days during the period from the commencement date of the relevant Interest Calculation Period (including that date) until its end date (not including that date), as set forth in the Repayment Schedule, divided by 360. The amounts of Interest that have been calculated, as aforesaid, will be added to the balance of the Loan Principal or paid as follows (select one of the following):

☒ Payment at the end of each Interest Calculation Period

We undertake to pay the Interest in the Loan Currency in  5     installments at the end of each Interest Calculation Period.

☐ Payment of Interest at the end of the Term of the Loan (in one installment that will be made at the end of the Term of the Loan)

We undertake to pay the Interest in the Loan Currency on the date of the expiry of the Term of the Loan.

☐ Accrual of Interest to the Principal during the whole Term of the Loan and payment of the Interest at the end of the Term of the Loan

At the end of each Interest Calculation Period referred to above, the Interest that has been calculated as set forth above will also begin to bear Interest at the rate of Interest, which will also be calculated in the same way as the Interest is calculated in relation to the Loan Principal, as set forth above, until the date of payment of such Interest at the expiry of the Term of the Loan, as set forth in the Repayment Schedule. We undertake to pay the Interest in the Loan Currency in one installment on the date of the expiry of the Term of the Loan.

☐ Accrual of Interest to the Principal for part of the Term of the Loan and, thereafter, a payment of Interest at the end of each Interest Calculation Period

At the end of the whole Interest Calculation Period that will apply during the period commencing from the Loan Grant Date until       (not including that date) (hereinafter: the “Accrual Period”), the Interest that has been calculated as set forth above will also begin to bear Interest at the rate of Interest, which will also be calculated in the same way as the Interest is calculated in relation to the Loan Principal, as set forth above, until the date of payment of such Interest at the end of the Accrual Period, as set forth in the Repayment Schedule. We undertake to pay the Interest in respect of the period following the end of the Accrual Period until the expiry of the Term of the Loan in the Loan Currency in       installments at the end of each Interest Calculation Period that will fall after the Accrual Period and [such Interest] will be calculated as set forth above.

8.	Default interest

8.1	Subject to any Law, and notwithstanding anything written in the general conditions with respect to default interest, if for any reason, including the non-execution of the Debit Instruction, any of the Loan Amounts is not repaid on one of the following dates: on its Agreed Repayment Date or – if no repayment date for that amount has been prescribed – on the date on which we are requested to repay it (hereinafter, respectively: the “Arrears Start Date” and the “Arrears Amount”), the Arrears Amount will bear interest in respect of the period from the Arrears Start Date until the date of its actual repayment, as follows (hereinafter: the “Default Interest”). Unless expressly stated otherwise, the Default Interest will be paid by us in the Loan Currency. Unless expressly stated otherwise, the data presented below are correct as of the date of the making of this Application.

8.2	The rate of the Default Interest and its method of calculation

The rate of the Default Interest will be a variable rate, which will be updated from time to time if there is a change in the Base Rate for Arrears Amounts and will be calculated as follows:

●     The Default Interest Base will be the Base Rate for Arrears Amounts, calculated annually, and, as of  27.10.2022 is  3.01%.

●     The additional interest component in respect of the arrears in repayment of the Arrears Amounts – Interest at a nominal rate (in percentage points) that is equal, as of the date of the making of this Application, to the difference between the nominal annual rate of the Default Interest, as provided in this Section below and the annual nominal rate of the Interest as set forth in Section 5.1 above (hereinafter: the “Arrears Component of the Interest”).

●     The formula for calculating the rate of the Default Interest – The Interest, as provided in Section 5.1 above, plus the Arrears Component of the Interest, calculated annually.

●     The nominal annual rate of Default Interest as of   2.10.2022    –   14.51% (this rate is equal to the rate of the Default Interest Base referred to above plus 11.5 percentage points).

●     The adjusted annual rate of Default Interest as of   27.10.2022    –  15.7452%.

●     Dates for updating the Default Interest – The rate of Default Interest will be updated from time to time if there is a change in the Base Rate for Arrears Amounts.

8.3	The method of calculation of the Default Interest – The daily amount of Default Interest will be calculated by the Bank as the product of the balance of the Arrears Amount, whatever it may be on each relevant date, and the rate of the Default Interest, as set forth in this Section above, taking into account the Base Rate in Effect for Arrears Amounts that applies in respect of the relevant day, divided by 360. The amounts of the daily Default Interest, as aforesaid, will accrue in accordance with the calculations of the Bank and will be charged to the Loan Account at the end of each period of a month on the first Business Day of the following month. The amounts of the daily Default Interest that have accrued, as aforesaid, will also bear interest at the rate of the Default Interest, whatever it may be on each relevant date, which will also be calculated in the same manner as the Default Interest is calculated with respect to the amount of Principal that is in arrears, as aforesaid, until the date of the final and absolute repayment of all of the Arrears Amounts. The first or last period in which Default Interest is charged to the Loan Account may be shorter than the other periods in which Default Interest is charged to such Loan Account.

8.4	Reduced default interest – The Bank may calculate interest in respect of any of the Arrears Amounts at a rate that is lower than the rate of Default Interest in respect of the Arrears Amount set forth in this Section above, as the case may be, in respect of all or some of the period of the arrears in repayment of all or some of the Arrears Amounts, as the case may be, in each case at the discretion of the Bank (hereinafter: the “Reduced Default Interest in Respect of the Arrears Amount”). It is clarified that the calculation of Reduced Default Interest in Respect of any Arrears Amount and any period will not require the Bank to continue calculating Reduced Default Interest in respect of any additional amount or any additional period and the Bank may, at any time, revert to charging interest in respect of any Arrears Amounts at the rate of Default Interest set forth under this Section above, at its discretion, for any reason and without being required to give prior notice of this.

9.	Linkage differentials

The Loan Principal, the Arrears Amount and each form of interest will be fully unlinked.

10.	Fees and expenses

10.1	We undertake to pay to the Bank, in connection with the Loan, fees and expenses in accordance with the Fee List or as agreed, or will be agreed, between us and the Bank (if at all), in each case in accordance with any Law and the directives of the Bank of Israel and as set forth below (unless expressly stated otherwise, the data presented in this Section below are correct as of the date of the making of this Application) (select one or more of the following):

☒ Fee for the handling of credit and Securities in respect of non-housing loans (small business)/fee for handling credit and Securities – preparation of documents (large business)

▪      Service in respect of which the fee is collected – Handling of the advance of the Loan.

▪      Amount of the fee – NIS 0.

▪      Rate of the fee and its method of calculation –       percent of the Principal (select one of the following):

☐ In accordance with that provided in the Fee List of the Bank, whatever it may be on the Loan Grant Date. For the purpose of determining the amount of the handling fee, the Principal will be calculated in New Israeli Shekels in accordance with the Buying Rate Prevailing at the Bank for the Loan Currency (but without deducting any exchange fee, tax, levy or mandatory or other payments and the like) that applies on the Loan Grant Date. It is clarified that, in any event, the amount of the handling fee that is presented above will not be less than the minimum amount provided in the Fee List of the Bank, if any, and will not exceed the maximum amount provided in the Fee List of the Bank, if any. The amount of the handling fee that is presented above may vary if there is a change in the Fee List of the Bank or in the aforementioned exchange rate between the date of the making of this Application and the Loan Grant Date.

☒ As agreed between us and the Bank.

▪      Date of collection of the fee – On the Loan Grant Date.

☒ Collection fee in respect of periodic repayment of loans that are not for the purchase of a residence (large business)

▪      Service in respect of which the fee is collected – Collection of any payment on account of the Principal or Interest thereon.

▪      Amount of the fee – NIS 5.25 per payment on account of the Principal or Interest thereon as provided in the Fee List of the Bank. The fee will be paid in the Loan Currency. The amounts of the collection fee will be determined in accordance with the amount in New Israeli Shekels that is provided in the Fee List of the Bank whereby this amount will be calculated in the Loan Currency in accordance with the Selling Rate Prevailing at the Bank for the Loan Currency (but without adding any exchange fee, tax, levy, mandatory or other payments and the like) that applies on the date of the execution of any such payment. The amount of the handling fee that is set forth above may vary from time to time after the date of the making of this Application if there is a change in the Fee List of the Bank or in the aforementioned exchange rate.

▪      Date of collection of the fee – On the Agreed Repayment Date for each payment on account of the Loan Principal or the Interest thereon. If, on the Agreed Repayment Date of any payment on account of the Principal or the Interest thereon (hereinafter: the “Payment Amount”), the Payment Amount is not paid, the amount of the collection fee will be added to the Payment Amount that has not been paid on time, as aforesaid, and the provisions of this Application with respect to Default Interest and – if the Loan is a loan that is linked to an index – linkage differentials in respect of arrears will apply to the collection fee, in each case mutatis mutandis.

☐ Fees to registrars/authorities and the like

▪      Service in respect of which the fee is collected – Payment of fees for registration of pledge at the Registrar of Pledges.

▪      Amount of the fee – NIS. The amount of this fee is determined in accordance with the actual charge as stated in the Fee List of the Bank. This amount may vary from time to time after the date of the making of this Application if there is a change in the amount of the actual charge or the Fee List of the Bank.

▪      Date of collection of the fee – On the date that the payment is transferred to the Registrar of Pledges.

☐ Additional fees and expenses: A special fee in the sum of US$29,000 will be charged in NIS in accordance with the known rate at the date of the disbursement of the loan.

11.	Change of dates

11.1	In this Application, the “Particular Date” means any of the following dates: the Agreed Repayment Date of the Loan Amounts; the date on which, in accordance with the terms and conditions of this Application, any amount of interest is supposed to accrue to the Loan Principal; an Interest Update Period Commencement Date; the commencement date of Special Period.

11.2	Subject to any Law, if the Particular Date falls on a day that is not a Business Day, the Particular Date will be deferred to the next Business Day, except where the Next Business Day falls in the following calendar month, in which case the Particular Date will be brought forward to the previous Business Day. The Interest Calculation Period (with respect to any amount whose Agreed Repayment Date is deferred or brought forward or with respect to any amount where the date on which the Interest (calculated on which) is to accrue to the Loan Principal is deferred or brought forward) will be extended or shortened, respectively, and will end on the day on which the agreed deferred repayment date falls (not including that day) or on the day on which the deferred date of the accrual of the Interest of the Loan Principal (not including that day), as the case may be. If the Agreed Repayment Date of any of the Loan Amounts is deferred, as aforesaid, the Interest will be calculated on the relevant amount (and also, in accordance with the terms and conditions of the Loan, to the whole balance of the unpaid Loan Principal) in respect of the period for which the Agreed Repayment Date of such amount has been deferred, as follows: if the Agreed Repayment Date is not an Interest Update Period Commencement Date, in accordance with the rate of Interest on the Principal in effect on such Agreed Repayment Date before its deferral, as aforesaid; if the Agreed Repayment Date is also an Interest Period Update Commencement Date, in accordance with the rate of Interest on the Principal in effect on the Business Day preceding such Agreed Repayment Date before its deferral, as aforesaid.

12.	Production of Financial Statements

We undertake to produce Financial Statements to the Bank, at our expense, at the frequency and regularity that the Bank may instruct us from time to time. A condition precedent to the advance of the Loan and its continued advance is the production of Financial Statements to the Bank, inter alia, as required pursuant to the directives of the Bank of Israel or those of another competent authority or pursuant to any Law. In addition, we undertake, at the demand of the Bank from time to time, to make available to the Bank or its representative for inspection during customary working hours, any Financial Statement, accounting book, card(s) or ledger, film, books, reference documents and other documents and any information in connection with our financial and operational state or the state of our business, as may be requested by the Bank from time to time.

13.	Failure to pay on time

In the event of the non-payment of any of the amounts that we owe to the Bank pursuant to the Loan Documents on time, the Bank may take any of the steps that it is allowed to take pursuant to that stated in the Loan Documents and by law, including to demand the exercise of any of the remedies to which it is entitled by virtue of the Contracts Law (Remedies for Breach of Contract), 5731-1970 and any other Israeli or foreign Law that may replace or supplement it and that may confer any rights on the Bank in the case of breach of a contract that has been signed between the Bank and any counterparty, as the case may be.

14.	Cessation of publishing the Base Interest or the Base Interest for Arrears Amount

Notwithstanding that stated in any of the Loan Documents, if the rate of Interest and Default Interest is a variable rate of interest and, if, following the cessation of the publication of the Base Rate or the Base Rate for Arrears Amounts, the Bank is required to obtain our consent to update the Base Rate or the Base Rate for Arrears Amounts or the mechanism for calculating the rate of Interest or the Default Interest or to amend other terms and conditions of the Loan Documents, written notice of this will be sent to us by the Bank at least 60 days before the date expected for the update to the Base Rate or the Base Rate for Amounts in Arrears or the mechanism for calculating the rate of Interest or Default Interest or for the amendment of the other terms and conditions of the Loan Documents, as aforesaid. Such notice will include, inter alia, an explanation about the changes required to the Loan Documents and the reasons for them. The Bank’s proposal for updating the Loan Documents will be made on the basis of the terms and conditions of the existing Loan Documents in accordance with the provisions of any Law and taking into account that the change does not arise from our request (including with respect to the cost of the change). So that we can make a decision, in its aforementioned notice, the Bank will present us with the options that are available to us and their implications. The Bank will allow us to complete the stage of assessing the options that are available to us and will give us sufficient time to make a decision so that we can take steps that will prevent us from suffering harm, even if we decide not to agree to the proposal of the Bank. If any of us is a Micro-Business or a Small Business, our decision not to accept the proposal of the Bank, as aforesaid, will not be deemed to be a request for the early repayment of the Loan by us, but the Bank may accelerate the Loan on the deadline for the provision of our consent, as aforesaid. If we are not a Micro-Business or Small Business, our decision not to accept the offer of the Bank, as aforesaid, will be deemed to be a request by us for the early repayment of the full balance of the Loan on the deadline for the provision of our consent, as aforesaid, and we will pay the Bank on that date all of the Loan Amounts, whatever they may be on that date.

15.	Charging payments

Subject to any Law, on the date of payment of any amount that is required to be paid to the Bank as repayment for any of the Loan Amounts, such amount will be attributed to such repayment in the following order of attribution:

15.1	First, subject to that stated under this Application above in the section entitled “fees and expenses,” for payment of the expenses connected with legal proceedings for the repayment of any amount in connection with the expenses of the Bank in connection with the collection of the Loan Amounts, including the expenses and fees of an Officeholder, as may be determined by the Bank or the court or the Execution Office, as the case may be, if any.

15.2	Thereafter, as repayment of all of the amounts of the Arrears Component of the Interest, if any, and the linkage differentials or rate differentials, as the case may be, in respect thereof, if any.

15.3	Thereafter, as repayment of all of the amounts in connection with the fees of the Bank, including fees in respect of the early repayment of any of the Loan Amounts, if any.

15.4	Thereafter, as repayment of the whole balance of the Arrears Amounts, if any (including the balance of the amounts of Default Interest that are not in respect of the Arrears Component of the Interest) and the linkage differentials or rate differentials, as the case may be, in respect thereof, if any.

15.5	Thereafter, as repayment of all of the amounts of interest in connection with the Loan Amounts (that are not Arrears Amounts) and the linkage differentials or rate differentials, as the case may be, in respect thereof, if any.

15.6	Thereafter, as repayment for any other payment that has not been specified in this section above or below and that we have undertaken or will undertake to pay to the Bank in respect of, or in connection with, the Loan pursuant to the Loan Documents or pursuant to any other document that has been or will be signed by us or under any Law.

15.7	Finally, as repayment for amounts of the Loan Principal (that are not Arrears Amounts) and the linkage differentials or rate differentials, as the case may be, in respect thereof, if any.

16.	Interpretation and definitions

16.1	The section headings in this Application are provided for the sake of convenience only and may not be used for the purpose of the interpretation of this Application.

16.2	In this Application, the male gender includes the female gender and vice versa. The plural includes the singular and vice versa.

16.3	Unless expressly stated otherwise, wherever any Law is mentioned in this Application, the version of the Law in the form it is in from time to time on each relevant date is intended.

16.4	The terms regarding early repayment of loans as set out in the General Condition, will apply to this Application in the event that the Bank will demand the early repayment of the Loan Amounts, in accordance with any or all of the provisions of the Bank’s.

16.5	Unless expressly stated otherwise, the terms that are included in this Application will have the meaning set forth against them below:

16.5.1	“Euros” – As defined under the Conversion to Euros Law, 5759-1999.

16.5.2	“This Application”– This application for the advance of a loan, as it may be amended from time to time.

16.5.3	“Financial Statements” – Periodic financial statements that are prepared in the format and on the dates that are prescribed under any Law and in accordance with generally accepted accounting principles that we or any subsidiary of ours or any guarantor for the repayment of any amount of the Loan Amounts are, or will be, obligated to prepare pursuant to any Law.

16.5.4	“Bank” – Bank Hapoalim B.M., including each of its branches or offices in Israel and also any of its successors or assigns.

16.5.5	“Account” – The bank account whose number is stated at the top of this Application or is in accordance with any other number that may be determined by the Bank from time to time that is, or will be, held for us by the Bank at the Account Branch.

16.5.6	“Determinative Time” – Means, in relation to a day that is a Loan Grant Date or an Interest Update Period Commencement Date or the commencement date of a Special Period (hereinafter, as the case may be: the “Relevant Day”), 9:00 P.M., or around that time, on the calendar date being a Banking Business Day in Israel that falls two Banking Business Days in Israel (neither of which is a Sunday) before the Relevant Day.

16.5.7	“Signature” – A signature on a written document and, subject to the approval of the Bank, the provision of agreement or approval in any way, including through any Means of Communication and the verb “to sign” and its conjugations will be interpreted accordingly.

16.5.8	“Loan Account” – The loan Sub-Account that is held within the Account.

16.5.9	“Business Day” – With respect to the making of payments of the Loan Amounts (including payments of collection fees but excluding handling fees), an Interest Update Period Commencement Date and the commencement date of a Special Period and the dates of the addition of interest to the Principal: if the currency of the Loan is not Euros, any day that is a Business Day in Israel on which the relevant Foreign Currency is issued and that is also a Banking Business Day in Israel; if the currency of the credit is Euros, any day on which the automatic trans-European system for the real-time settlement and transfer of payments (“TARGET2”) or any other system that the Bank determines to be a replacement thereof operates and that is also a Banking Business Day in Israel. With respect to the determination of an exchange rate: the date on which the Bank publishes the Selling Rate Prevailing at the Bank and the Buying Rate Prevailing at the Bank. With respect to any other matter: a Banking Business Day in Israel.

16.5.10	“Banking Business Day in Israel” – Any day, excluding Saturday, public holidays, both days of the Jewish New Year, the eve of the Day of Atonement and the Day of Atonement, the first day of the festival of Tabernacles and the last day of the festival of Tabernacles, the festival of Purim, the first and last days of the festival of Passover, Independence Day, the festival of Pentecost and the fast of the Ninth of Av, and also excluding any other day that may be determined by the Supervisor of Banks or that may be determined pursuant to any Law to be a day that is not a banking business Day in Israel.

16.5.11	“Interest Update Period Commencement Date” - any day in which the Interest Update Period commences.

16.5.12	“Branch Board” – A screen or board that is displayed in a branch of the Bank and also an information page that is left on the counter in the branch of the Bank at which the relevant transactions are being executed and, for the office of the Bank or a branch of the Bank that does not offer counter services, also a voice message.

16.5.13	“Loan Grant Date” – The date on which the Current Account is credited with the Loan Principal.

16.5.14	“Loan Documents” – This Application, the General Conditions, the Securities documents and any other document that has been, or will be, signed between us and the Bank in connection with the Loan.

16.5.15	“Account Opening Documents” – the “Application to Open an Account and General Terms and Conditions for the Management of an Account,” which we signed in connection with the Account, any other document that is intended to amend or replace such applications or that is expressly stipulated to constitute a part of it, and all documents that include general terms and conditions with respect to Areas of Activity or Service Channels (including, those that are, or will be, attached to such application and will be signed further to it), and any documents that include authorizations on the Account, including powers of attorney, the composition of the signatories, example Signatures, the manner for receiving voting papers, position papers and certificates of ownership or updates of any of the foregoing that were delivered to the Bank and received and approved by it as of the date of the Signature of such application or as of a later date.

16.5.16	“Base Rate Publication Screen” – The information screens of the Means of Communication selected by the Bank from time to time, which, as of the date of the making of this Application, are the information screens of the Reuters news agency, as set forth in the table below (each of the information screens set forth in the table below will be referred to hereinafter, as the case may be as the “Current Base Rate Publication Screen”):

Currency of Loan	Loan Amounts	Interest Update Period/Finance Period[3]	Information Screen
U.S. Dollar	Amounts not in arrears	One month	SR1M
		Three months	SR3M
		Six months	SR6M
	Amounts in arrears	One day	USDSOFR
Euros	Amounts not in arrears	One month	EURIBOR01
Three months
Six months
Twelve months
	Amounts in arrears	One day	EUROSTR

The Bank may, from time to time, and at any time, replace the Current Base Rate Publication Screen with any other information screen or information screens of the Reuters news agency or any other news agency or any other Means of Communication that the Bank deems to be a suitable alternative Base Rate Publication Screen for the Current Base Rate Application Screen (hereinafter: the “Alternative Base Rate Publication Screen”). Wherever the Bank replaces the Current Base Rate Publication Screen with an Alternative Base Rate Publication Screen, as aforesaid, the Alternative Base Rate Publication Screen will be deemed to be the Current Base Rate Publication Screen as from the replacement date determined by the Bank.

3 On the Base Rate Publication Screen.

16.5.17	“Loan Amounts” – Any amount that we owe, or will owe, to the Bank in accordance with the Loan Documents, including the amounts that constitute the Loan Principal, the Interest, Default Interest, fees, linkage differentials and the Additional Amounts.

16.5.18	“Micro-Business” or “Small Business” – As this term is defined under Bank of Israel Proper Banking Conduct Directive A250.

16.5.19	“Quarter” – A period of three calendar months, where the first quarter begins on the first day of the calendar month following the Loan Grant Date and the rest of the quarters begin respectively on the first day of the calendar month following the end of the previous quarter.

16.5.20	“Bank of Israel Interest Rate” – The interest rate, whatever it may be from time to time, at which the Bank of Israel lends money to the banking corporations or borrows money from them. Such interest rate is determined by the monetary committee of the Bank of Israel and published by it.

16.5.21	“Base Rate” – The interest rates of the sort set forth in the table below that are published on the Base Rate Publication Screen as quotes for the receipt of finance in the currency of the Loan for a period equivalent to the length of the Interest Update Period (without taking into account the length of any Special Period) and that is published on the Base Rate Publication Screen at the relevant Determinative Time, as set forth in the following table:

Currency of Loan	Name of Base Rate	Money Market
U.S. Dollar	Term SOFR (Secured Overnight Financing Rate)	Interest rate derivatives market in the United States
Euros	EURIBOR	European – Euros

The Bank will round off the resulting interest rate using simple arithmetic rounding upward or downward to the nearest whole number to the fifth digit after the decimal point. For example –an annual interest rate of 1.234565% will be rounded upwards to an annual interest rate of 1.23457% and an annual interest rate of 1.234564% will be rounded downward to an annual interest rate of 1.23456%.

16.5.22	“Base Rate for Arrears Amounts” – The interest rates of that sort set forth in the table below that are published on the Base Rate Publication Screen as quotes for the receipt of finance for one day in the relevant money market and in the relevant currency of the Loan, as set forth in the following table:

Currency of Loan	Name of Base Rate	Money Market
U.S. Dollar	SOFR(Secured Overnight Financing Rate)	United States, U.S. dollars
Euros	€STR (Euro Short Term Rate)	European, Euro

16.5.23	“Base Rate in Effect for Arrears Amounts” – The interest rate that appears on the relevant Base Rate Publication Screen at 9:00 P.M. (Israel Standard Time) on a given calendar date being a Banking Business Day in Israel (hereinafter: the “Publication Date”), which will be in effect for the purpose of calculating Default Interest on Arrears Amounts from two Banking Business Days in Israel (neither of which is a Sunday) after the Publication Day until two Banking Business Days in Israel (neither of which is a Sunday) after the first calendar day after the Publication Date, provided that that day is a Banking Business Day in Israel on which a different interest rate appeared at 9:00 p.m. (Israel Standard Time) on the relevant Base Rate Publication Screen than that which appeared on the Publication Date.

The Bank will calculate the simple arithmetic mean of all of the daily Base Rates in Effect for Arrears Amounts that apply in respect of each of the days during the period for calculating the relevant Default Interest and will round off the resulting mean using simple arithmetic rounding upward or downward to the nearest whole number to the fifth digit after the decimal point. For example – if the resulting the mean of the daily rates of Default Interest, as aforesaid, is in an annual rate of Default Interest of 1.234565%, this will be rounded upwards to an annual rate of Default Interest of 1.23457%, and, if the resulting mean of the daily rate of Default Interest, as aforesaid, is in an annual rate of Default Interest of 1.234564%, this will be rounded downward to an annual rate of Default Interest of 1.23456%.

16.5.24	“Buying Rate Prevailing at the Bank” – The exchange rate for “transfers/checks – buying” that is published from time to time by the Bank on the Branch Board and the website of the Bank that relates, as the case may be, to the sale of Foreign Currency by us to the Bank on any relevant date less the conversion fee, any tax, levy [or] mandatory or other payments and the like.

16.5.25	“Selling Rate Prevailing at the Bank” – The exchange rate for “transfers/checks – selling” that is published from time to time by the Bank on the Branch Board and the website of the Bank that relates, as the case may be, to the purchase of relevant Foreign Currency by us from the Bank on any relevant date plus the conversion fee, any tax, levy [or] mandatory or other payments and the like.

16.5.26	“Term of the Loan” – A term, as set forth in the Repayment Schedule, that begins on the Loan Grant Date and that ends on the agreed final repayment date on account of the Loan Amounts.

16.5.27	“Sub-Account” – A current account or deposit account or savings account or loan account or other account that is, or will be, held at the Bank under that account.

16.6	This request and the General Conditions will complement each other and will be interpreted as adding to each other. In any case of contradiction or inconsistency between the terms and instructions of this Application and the terms and provisions of the General Conditions, in which of the matters discussed in this request, and unless expressly stated otherwise, the terms of this Application, as agreed between us and the Bank, will prevail.

17.	Repayment Schedule

Details of the Term of the Loan, the amounts of the installments for repayment of the Loan and the dates of repayment of the Loan Principal and the Interest, will be included in a repayment schedule that is attached to this Application or that will be sent to us by the Bank shortly after the Loan Grant Date (hereinabove and hereinafter: the “Repayment Schedule”). The Repayment Schedule will constitute an integral part of this Application. If the Repayment Schedule does not reach us within 30 days of the Loan Grant Date, we undertake to notify the Bank of this in writing.

18.	Additional terms:

Signatures:

We, the undersigned, confirm that the Bank provided us with a copy of this Application and gave us a reasonable opportunity to review it before our Signature of this Application.

Identification No.	Date	Signature
[***]	27/10/2022	Freightos Ltd [Freightos Stamp]
/s/ Ran Shalev /s/ Zvi Schreiber